--------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------


                                   FORM 8-K/A
                                Amendment No. 1


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              ---------------------


         Date of Report (Date of earliest event reported) March 8, 1996

                         Commission File Number 0-25104


                         CONTINENTAL INFORMATION SYSTEMS
                                   CORPORATION
                           (Exact name of registrant)



      New York                                           16-0956508
(State of organization)                  (I.R.S. Employer Identification Number)



      One Northern Concourse, P.O. Box 4785, Syracuse, New York 13221-4785
              (Address of principal executive offices and zip code)


                                 (315) 455-1900
                         (Registrant's telephone number)


                ------------------------------------------------

Item 7. Financial Statements and Exhibits

        (a) Financial Statements of Business Acquired

            *Report of Independent Accountants

            *Balance Sheets of GMCCCS Corp. (dba LaserAccess) as of December 31,
               1995 and 1994

            *Statements  of  Operations  and  Retained   Earnings   (Accumulated
               deficit) of GMCCCS Corp. (dba LaserAccess) for the year ended December 31, 1995, the seven months ended December 31, 1994, the year ended May 31, 1994 and the year ended May 31, 1993

            *Statements of Cash Flows of GMCCCS Corp. (dba  LaserAccess) for the
               year ended December 31, 1995, the seven months ended December 31, 1994, the year ended May 31, 1994 and the year ended May 31, 1993

            *Notes to Financial Statements

        (b) Pro Forma Financial Information

            Unaudited Pro Forma  Consolidated  Balance  Sheet as of February 29,
               1996

            Unaudited Pro Forma  Consolidated  Statement of  Operations  for the
               nine months ended February 29, 1996

            Unaudited Pro Forma  Consolidated  Statement of  Operations  for the
               year ended May 31, 1995

            Notes to Unaudited Pro Forma Consolidated Statements

        (c) Exhibits

            2.1   *Stock Purchase Agreement among CIS Corporation, GMCCCS
                     Corp. (dba LaserAccess), Greg M. Cody and Charles C. Sinks, dated March 8, 1996

            10.1  *Employment Agreement between CIS Corporation and Greg M.
                     Cody, dated March 8, 1996

            10.2  *Employment Agreement between CIS Corporation and Charles
                         C. Sinks, dated March 8, 1996


- ------------------------
*Previously filed with the Company's Form 8-K on March 21, 1996.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CONTINENTAL INFORMATION SYSTEMS
                                   CORPORATION





                                   BY:   /s/ Frank J. Corcoran
                                         -----------------------
                                         Frank J. Corcoran
                                         Senior Vice President,
                                         Chief Financial Officer
                                         and Treasurer



Dated:    May 3, 1996

INDEX TO PRO FORMA FINANCIAL INFORMATION


Unaudited Pro Forma Consolidated Balance Sheet as of February 29, 1996


Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended February 29, 1996


Unaudited Pro Forma Consolidated Statement of Operations for the year ended May 31, 1995


Notes to Unaudited Pro Forma Consolidated Statements

                   CONTINENTAL INFORMATION SYSTEMS CORPORATION

             Unaudited Pro Forma Consolidated Financial Information


On March 8, 1996, Continental Information Systems Corporation (the "Company"), through its wholly-owned subsidiary, CIS Corporation, acquired 100% of the capital stock of GMCCCS Corp. (doing business as "LaserAccess") for a purchase price of approximately $4,608,000, payable in cash of approximately $2,304,000 at closing and the balance of approximately $2,304,000 in the form of notes payable in three equal annual installments, commencing March 8, 1997, with interest of 8.25% on the unpaid principal balance.

The acquisition was accounted for using the purchase method of accounting. Allocations of the purchase price have been determined based upon preliminary estimates of fair market value and, therefore, are subject to change. Differences between the amounts included herein and the final allocations are not expected to be material. The pro forma statements should be read in conjunction with the historical financial statements of the Company and LaserAccess.

The following Pro Forma Consolidated Statements of Operations for the nine months ended February 29, 1996 and for the year ended May 31, 1995 have been prepared as if the purchase transaction had occurred at the beginning of fiscal 1995. The Pro Forma Balance Sheet at February 29, 1996 has been prepared as if the purchase accounting had been applied at that date.

The Company has a fiscal year ending on May 31, whereas LaserAccess has a fiscal year ending on December 31. Therefore, the accompanying Pro Forma Consolidated Balance Sheet combines balances from the Company and LaserAccess on these respective dates. The accompanying Pro Forma Consolidated Statements of
Operations for the nine months ended February 29, 1996 includes the Company's Results of Operations for the nine months ended February 29, 1996 and LaserAccess' Results of Operations for the nine months ended December 31, 1995. The accompanying Pro Forma Consolidated Statements of Operations for the year ended May 31, 1995, includes the Company's Results of Operations for the six months ended May 31, 1995 (Reorganized Company) and the six months ended November 30, 1994 (Predecessor Company). (As disclosed previously, for financial reporting purposes, the emergence from bankruptcy protection was recorded as of November 30, 1994 and to distinguish between the operations of the Company after reorganization (sometimes referred to as the "Reorganized Company") and operations prior to reorganization, the term "Predecessor Company" is used when reference is made to pre-reorganization periods). Additionally, the Pro Forma Consolidated Statements of Operations for the year ended May 31, 1995, include LaserAccess' Results of Operations for the twelve months ended March 31, 1995.

Reorganization items and Loss from Discontinued Operations have been excluded from the Pro Forma Results of Operations to more closely represent normal operations.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The Pro Forma Statements do not purport to represent what the Company's Results of Operations would actually have been if such transactions had occurred at the beginning of the period or to project the Results of Operations as of any future date or for any future period.

Continental Information Systems Corporation
and its Subsidiaries
In Thousands
- ------------------------------------------------------------------------------------------------------------------------------------

                                           UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                       Historical       Historical
                                                                           CIS         Laser Access
                                                                           ---         ------------
                                                                   February 29, 1996  December 31, 1995   Adjustments     Pro Forma
                                                                   -----------------  -----------------   -----------     ---------
Assets:
Cash and cash equivalents ......................................         $  6,093          $  431         $(2,304) (1)     $  4,220
Accounts receivable, net .......................................            2,951             297             (35) (2)        3,213
Inventory ......................................................            4,364             597            --               4,961
Net investment in direct financing leases ......................           13,675             139            --              13,814
Rental equipment, net ..........................................            8,515            --              --               8,515
Net assets of discontinued operations ..........................            1,264            --              --               1,264
Furniture, fixtures and equipment, net .........................              727               7            --                 734
Accrued interest and other assets ..............................            2,642              30            --               2,672
Goodwill .......................................................             --              --             3,587  (1)        3,587
Deferred tax assets ............................................            5,691            --              --               5,691
                                                                         --------          ------         -------          --------

          Total assets .........................................         $ 45,922          $1,501         $ 1,248          $ 48,671
                                                                         ========          ======         =======          ========

Liabilities and Shareholders' Equity:
Liabilities:
    Accounts payable and other liabilities .....................         $  1,512          $  330         $   150  (1)     $  1,957
                                                                                                              (35) (2)
    Discounted lease rental borrowings .........................           10,188            --              --              10,188
    Income tax liability .......................................               64            --              --                  64
    Note payable to Liquidating Estate .........................              136            --              --                 136
    Notes payable - other ......................................             --              --             2,304  (1)        2,304
                                                                         --------          ------         -------          --------

        Total liabilities ......................................           11,900             330           2,419            14,649
                                                                         --------          ------         -------          --------

Shareholders' Equity:
Common stock ...................................................               70               1              (1) (3)           70
Additional paid-in capital .....................................           34,930             148            (148) (3)       34,930
Retained earnings (Accumulated deficit) ........................             (978)          1,022          (1,022) (3)         (978)
                                                                         --------          ------         -------          --------

     Total shareholders' equity ................................           34,022           1,171          (1,171)           34,022
                                                                         --------          ------         -------          --------

     Total liabilities and shareholders' equity ................         $ 45,922          $1,501         $ 1,248          $ 48,671
                                                                         ========          ======         =======          ========

                       See accompanying notes to the unaudited pro forma consolidated financial information.

Continental Information Systems Corporation
and its Subsidiaries
In Thousands (Except per Share Data)
- ------------------------------------------------------------------------------------------------------------------------------------

                                      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                             FOR THE NINE MONTHS ENDED FEBRUARY 29, 1996


                                                     Historical            Historical
                                                         CIS              Laser  Access
                                                         ---              -------------
                                                    For the nine          For the nine
                                                    months ended          months ended
                                                  February 29, 1996     December 31, 1995     Adjustments           Pro Forma
                                                  -----------------     -----------------     -----------           ---------
Revenues:
Equipment rentals                                      $ 5,083               $   --           $    (3)  (1)          $ 5,080
Income from direct financing leases                        898                    8                --                    906
Equipment sales                                         12,603                4,122            (1,836)  (1)           14,889
Interest, fees and other income                          1,921                   --                --                  1,921
                                                       -------               ------           -------                -------
                                                        20,505                4,130            (1,839)                22,796
                                                       -------               ------           -------                -------
Costs and Expenses:
Depreciation of rental equipment                         2,548                   --                --                  2,548
Cost of sales                                            9,035                2,329            (1,836)  (1)            9,528
Interest on secured liabilities                            350                   --               143   (4)              493
Investor share, sublease and other
    operating expenses                                     939                   --                (3)  (1)              936
Selling, general and administrative expense              6,209                1,036               179   (5)            7,424
                                                       -------               ------           -------                -------
                                                        19,081                3,365            (1,517)                20,929
                                                       -------               ------           -------                -------
Income from continuing operations
before income taxes                                      1,424                  765              (322)                 1,867

Provision for income taxes                                 541                   --              (125)  (6)              706
                                                                                                  290   (7)
                                                       -------               ------           -------                -------
Income from continuing operations                      $   883               $  765           $  (487)               $ 1,161
                                                       =======               ======           =======                =======


Income per share from continuing operations            $   .13                                                       $   .17
                                                       =======                                                       =======

Weighted average number of shares
     outstanding                                         7,000                                                         7,000
                                                         =====                                                         =====

                       See accompanying notes to the unaudited pro forma consolidated financial information.

Continental Information Systems Corporation
and its Subsidiaries
In Thousands (Except per Share Data)
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                                                  FOR THE YEAR ENDED MAY 31, 1995

                                                                                Historical CIS
                                                        ---------------------------------------------------------------
                                                         Reorganized              Predecessor
                                                           Company                  Company                 Combined
                                                         -----------              -----------               --------
                                                         For the six              For the six            For the twelve
                                                        months ended             months ended             months ended
                                                         May 31 1995           November 30, 1994           May 31 1995
                                                        ---------------------------------------------------------------
Revenues:
Equipment rentals                                         $ 4,726                    $ 9,500                  $14,226
Income from direct financing leases                           621                        705                    1,326
Equipment sales                                             4,571                     10,771                   15,342
Interest, fees and other income                             1,844                      4,731                    6,575
                                                          -------                    -------                  -------
                                                           11,762                     25,707                   37,469
                                                          -------                    -------                  -------
Costs and Expenses:
Depreciation of rental equipment                            1,465                      2,865                    4,330
Cost of sales                                               3,496                      5,562                    9,058
Interest on secured liabilities                               277                        137                      414

Investor share, sublease and other
    operating expenses                                        873                      3,627                    4,500
Selling, general and administrative expenses                3,418                      5,310                    8,728
                                                          -------                    -------                  -------
                                                            9,529                     17,501                   27,030
                                                          -------                    -------                  -------
Income from continuing operations
     before income taxes                                    2,233                      8,206                   10,439

Provision for income tax                                      849                         45                      894

                                                          -------                    -------                  -------
Income from continuing operations                         $ 1,384                    $ 8,161                  $ 9,545
                                                          =======                    =======                  =======

Income per share from continuing operations               $   .20                    $  1.16                  $  1.36
                                                          =======                    =======                  =======

Weighted average number of  shares outstanding              7,000                      7,000                    7,000
                                                            =====                      =====                    =====

                                      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                             FOR THE YEAR ENDED MAY 31, 1995 (Continued)

                                                                      Historical
                                                                     Laser Access
                                                                     ------------
                                                                    For the twelve
                                                                     months ended
                                                                    March 31, 1995          Adjustments             Pro Forma
                                                                    ---------------------------------------------------------
Revenues:
Equipment rentals                                                      $    -                $   (15)  (1)           $14,211
Income from direct financing leases                                       132                      -                   1,458
Equipment sales                                                         4,918                 (2,158)  (1)            18,102
Interest, fees and other income                                             -                      -                   6,575
                                                                       ------                -------                 -------
                                                                        5,050                 (2,173)                 40,346
                                                                       ------                -------                 -------

Costs and Expenses:
Depreciation of rental equipment                                            -                      -                   4,330
Cost of sales                                                           3,597                 (2,158)  (1)            10,497
Interest on secured liabilities                                             -                   (137)  (2)               661
                                                                                                 194   (3)
Investor share, sublease and other                                                               190   (4)
    operating expenses                                                      -                    (15)  (1)             4,485
Selling, general and administrative expenses                            1,093                    239   (5)            10,060
                                                                       ------                -------                 -------
                                                                        4,690                 (1,687)                 30,033
                                                                       ------                -------                 -------
Income from continuing operations
     before income taxes                                                  360                   (486)                 10,313

Provision for income tax                                                    -                   (190)  (6)               841
                                                                                                 137   (7)
                                                                       ------                -------                 -------
Income from continuing operations                                      $  360                $  (433)                $ 9,472
                                                                       ======                =======                 =======

Income per share from continuing operations                                                                          $  1.35
                                                                                                                     =======

Weighted average number of shares outstanding                                                                          7,000
                                                                                                                       =====

                       See accompanying notes to the unaudited pro forma consolidated financial information.

                   CONTINENTAL INFORMATION SYSTEMS CORPORATION


         Notes to Unaudited Pro Forma Consolidated Financial Information
                                 (in thousands)


Notes to the Unaudited Pro Forma Consolidated Balance Sheet:

1. The acquisition of GMCCCS (dba LaserAccess) was effected by the payment of approximately $2,304,000 in cash and the issuance of notes payable in the amount of approximately $2,304,000 (payable in three equal annual installments, commencing March 8, 1997, with interest at 8.25% on the unpaid principal balance) based upon the net assets acquired at March 8, 1996. The transaction will be accounted for as a purchase. The total purchase price, historical book value and preliminary adjustments of book value resulting from the acquisition are summarized as follows (in thousands):

         Purchase price of net assets acquired                           $4,608
                                                                         ------

         Adjustments to determine goodwill:

            Historical net book value of net assets acquired             (1,171)

            To increase current liabilities for financial, legal,
            accounting and similar expenses pertaining to
            acquisition                                                     150
                                                                         ------
                   Total adjustments                                     (1,021)
                                                                         ------
                   Goodwill                                              $3,587
                                                                         ======


         The purchase price of approximately $4.6 million is expected to be funded by cash generated internally from operations. In addition to the purchase price to be paid in cash and notes, CIS Corporation is obligated to pay the sellers an annual earn out payment for each of the first four years following the March 8, 1996 sale. The earn out payment is based upon the annual pretax income of LaserAccess.

2.       To eliminate intercompany receivables/payables.

3. Entries to eliminate the equity of LaserAccess in the Unaudited Pro Forma Consolidated Balance Sheet are as follows:

            Common Stock                              $    (1)
            Additional paid-in capital                   (148)
            Retained earnings                          (1,022)
                                                      -------
                                                      $(1,171)
                                                      =======

Notes to the Unaudited Pro Forma Consolidated Statements of Operations:

1.   Equipment  sales/cost  of  sales  and  equipment   rentals/investor  share,
     sublease and other operating expenses have been adjusted to eliminate intercompany transactions.

2. Interest expense on discounted leases for the Predecessor Company has been adjusted to eliminate interest on debt obligations of the Liquidating Estate.

3. Interest expense has been increased to reflect the interest cost on the estimated average principal balance outstanding, of approximately $4.7 million, on the Note payable to the Liquidating Estate.

4. Interest expense has been increased to reflect the interest cost on the Notes payable to the former owners of LaserAccess.

5. Selling, general and administrative expense has been increased to reflect the amortization of goodwill over a fifteen year period.

6. An adjustment has been made for the estimated tax effect of the pro forma adjustments.

7. LaserAccess formerly operated as a Subchapter S corporation and therefore did not record tax expense at the corporate level. An adjustment has been made for the estimated tax effect of LaserAccess' historical income.